As filed with the Securities and Exchange Commission on March 20, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
____________________

VOXWARE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-3934824
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

168 Franklin Corner Road, Lawrenceville, New Jersey	08648
(Address of Principal Executive Offices)	(Zip Code)

Voxware, Inc. 2003 Stock Incentive Plan, as Amended
(Full Title of the Plan)
____________________

Scott J. Yetter
President and Chief Executive Officer
Voxware, Inc.
168 Franklin Corner Road
Lawrenceville, New Jersey 08648
(Name and Address of Agent For Service)

(609) 514-4100
(Telephone Number, Including Area Code, of Agent For Service)
____________________

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated Filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of		Proposed	Proposed
Securities to be	Amount to be	Maximum	Maximum	Amount of
Registered	Registered(1)	Offering Price Per	Aggregate	Registration Fee
		Share(2)	Offering Price(2)
Common Stock,
$0.001 par value	550,000 shares	$4.25	$2,337,500	$100
per share

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock which become issuable under the Voxware, Inc. 2003 Stock Incentive Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction or to cover such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments, effected without the receipt of consideration by Voxware, Inc., which results in an increase in the number of the outstanding shares of common stock of Voxware, Inc. This registration statement also relates to an indeterminate amount of interests in such plan.

(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the reported high and low sales prices per share of the common stock of Voxware, Inc. on March 17, 2008, as reported by the NASDAQ Capital Market. Pursuant to Rule 457(h)(2) of the Securities Act of 1933, as amended, no separate registration fee is required with respect to the plan interests.

PART I

Explanatory Note

     This Registration Statement on Form S-8 (the “Registration Statement”) relates to the increase in the shares of Voxware, Inc’s (the “Registrant”) common stock, $0.001 par value (the “Common Stock”), reserved for issuance under the Registrant’s 2003 Stock Incentive Plan, as amended, on December 13, 2007.

Information Required in the Section 10(a) Prospectus

     As permitted by the rules of the Securities and Exchange Commission, referred to herein as the Commission, under the Securities Act of 1933, as amended, this Registration Statement on Form S-8 omits the information specified in Part I of Form S-8.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2007, filed on September 25, 2007, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in which there is set forth the audited financial statements for the Registrant’s fiscal year ended June 30, 2007;

(b)	The Registrant’s Quarterly Reports on Form 10-QSB for the quarter ended September 30, 2007, filed on November 14, 2007 and for the quarter ended December 31, 2007, filed on February 15, 2008, pursuant to Section 13(a) or 15(d) of the Exchange Act;

(c)	The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on October 29, 2007.

(d)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on July 31, 2007, August 13, 2007, September 10, 2007, September 17, 2007, October 17, 2007, November 20, 2007, November 27, 2007, December 7, 2007, December 18, 2007 and March 6, 2008; and

(e)	The description of the Common Stock, contained in the Registrant's registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K under the Exchange Act shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Delaware corporations may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

Our Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of our directors to us or our stockholders for monetary damages for breach of their fiduciary duty to the maximum extent permitted by the DGCL. The DGCL does not permit liability to be eliminated (i) for any breach of a director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted in Section 145 of the DGCL, our Amended and Restated Certificate of Incorporation and our By-Laws provide that we shall indemnify our directors and officers to the fullest extent permitted by the DGCL, including those circumstances in which indemnification would otherwise be discretionary, subject to certain exceptions. The By-Laws also provide that we shall advance expenses to directors and officers incurred in connection with an action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.

We indemnify each of our directors and executive officers with the maximum indemnification allowed to directors and executive officers by the DGCL, subject to certain exceptions, as well as certain additional procedural protections. In addition, we will generally advance expenses incurred by directors and executive officers in any action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.

The indemnification provisions in our Amended and Restated Certificate of Incorporation and By-Laws also permit indemnification for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Voxware, Inc. pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We currently carry director and officer liability insurance in the amount of $7,500,000.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit	Exhibit
Number
5.1	Opinion of Morgan, Lewis & Bockius LLP, counsel to Registrant.

10.1	2003 Stock Incentive Plan (Filed in connection with the Annual Report on Form 10-K for the fiscal year ended June 30, 2003).

10.2	2005 Amendment to 2003 Stock Incentive Plan, effective November 23, 2005 (Incorporated by reference to Exhibit 10.2 to the Company’s Form S-8, filed June 27, 2006).

10.3	2007 Amendment to 2003 Stock Incentive Plan, as amended.

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages of this Registration Statement).

Item 9. Undertakings

A. The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”),

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

(2) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lawrenceville, New Jersey, on this 20th day of March, 2008.

Voxware, Inc.

/s/ Scott J. Yetter	President and Chief Executive Officer
Scott J. Yetter	(Principal executive officer)

POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Voxware, Inc., hereby severally constitute and appoint Scott J. Yetter and Kenneth W. Riley, our true and lawful attorneys, with full power to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Voxware, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date
By:	/s/ SCOTT J. YETTER	Director, President and Chief Executive	March 20, 2008
	Scott J. Yetter	Officer (principal executive officer)

By:	/s/ KENNETH W. RILEY	Controller, Interim Chief Financial Officer	March 20, 2008
	Kenneth W. Riley	and Treasurer (principal financial and
accounting officer)

By:	/s/ ROBERT OLANOFF	Director	March 20, 2008
Robert Olanoff

By:	/s/ DAVID SIMBARI	Director	March 20, 2008
David Simbari

By:	/s/ DON COHEN	Director	March 20, 2008
Don Cohen

By:	/s/ JAMES L. ALEXANDRE	Director	March 20, 2008
James L. Alexandre

By:	/s/ JOSEPH A. ALLEGRA	Director	March 20, 2008
Joseph A. Allegra

By:	/s/ DONALD R. CALDWELL	Director	March 20, 2008
Donald R. Caldwell

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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

EXHIBITS

TO

FORM S-8

UNDER THE

SECURITIES ACT OF 1933

VOXWARE, INC.

EXHIBIT INDEX
Exhibit	Exhibit
Number
5.1	Opinion of Morgan, Lewis & Bockius LLP, counsel to Registrant.

10.1	2003 Stock Incentive Plan (Filed in connection with the Annual Report on Form 10-K for the fiscal year ended June 30, 2003).

10.2	2005 Amendment to 2003 Stock Incentive Plan, effective November 23, 2005 (Incorporated by reference to Exhibit 10.2 to the Company’s Form S-8, filed June 27, 2006).

10.3	2007 Amendment to 2003 Stock Incentive Plan, as amended.

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages of this Registration Statement).